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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                         Date of Report:  July 26, 1995





                         WESTERN MICRO TECHNOLOGY, INC.
            (Exact name of registrant as specified in its charter)



         California                 0-11560              94-2414428
(State or Other Jurisdiction      (Commission          (I.R.S. Employer
     of Incorporation)            File Number)      Identification Number)





        12900 Saratoga Avenue, Saratoga, CA               95070
      (Address of principal executive offices)          (Zip Code)


                                (408) 725-1660
                       (Registrant's telephone number,
                             including area code)
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Item 2.  Acquisition or Disposition of Assets.

   On May 5, 1995, Registrant entered into an Asset Purchase Agreement (the "Purchase Agreement") with Reptron Electronics, Inc. ("Purchaser") pursuant to which Purchaser agreed to acquire the assets constituting Registrant's electronic component distribution business (as further defined in the Purchase Agreement and the Exhibits and Schedules thereto, the "Target Business") in exchange for cash and the assumption of certain liabilities. The purchase price for the assets was to be the sum of (i) $100,000 plus (ii) the sum of the net book value (determined in accordance with generally accepted accounting principles) of the accounts receivable, inventory and machinery, equipment, furniture and fixtures related to the Target Business as of the Closing Date.

   The Closing of the sale of the Target Business occurred on July 26, 1995. The transaction, valued at $12.5 million, consisted of a $9.2 million payment in cash and the assumption of $3.3 million in accounts payable. In connection with the Closing, the Registrant and Purchaser entered into an Agreement (the "Amendment") modifying certain provisions of the Purchase Agreement and related escrow agreement. The Amendment amended the indemnification and escrow provisions of the Purchase Agreement to reduce the amount deposited into the escrow account. The Amendment did not modify either the amount or availability of indemnification available to the parties.

   Effective upon the Closing, Ronald H. Mabry resigned his positions as Chief Executive Officer, Chairman of the Board, Director and Secretary of Registrant. Mr. Mabry received a cash severance in the amount of $75,000, of which $50,000 was used to discharge Mr. Mabry's outstanding loan obligation and $25,000 was paid to Mr. Mabry in cash at Closing, and has the right to receive up to an
additional $100,000 in incentive payments.   Mr. Mabry entered into an
employment agreement with Purchaser. Effective upon the Closing, Scott Munro was appointed President and Chief Executive Officer of the Registrant and became a director of the Company.


Item 7.  Financial Statements and Exhibits.

   (b)   Pro forma financial information.

         Pro forma financial statements required by this Item 7(b) will be filed as soon as practicable, and not later than October 10, 1995.

   (c)   Exhibits.

           2.1 Asset Purchase Agreement dated May 5, 1995 between Western Micro Technology, Inc. and Reptron Electronics, Inc, incorporated herein by reference from Exhibit 10.31 of the Registrant's Form 10-Q for the quarter ended March 31, 1995. Schedules to this Agreement omitted from this report will be



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                  furnished to the Securities and Exchange Commission upon
                  request.

             2.2 Agreement dated July 26, 1995 between Western Micro Technology, Inc. and Reptron Electronics, Inc.





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                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Dated:  August 9, 1995

                                             WESTERN MICRO TECHNOLOGY, INC.



                                             By  /s/  JAMES W. DORST
                                                 Chief Financial Officer



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                                 EXHIBIT INDEX



                                                                                        Sequentially
      Exhibit No.                             Description                               Numbered Page
      -----------                             -----------                               -------------

          2.1 Asset Purchase Agreement dated May 5, 1995 by and between Western Micro Technology, Inc. and Reptron
                        Electronics, Inc., incorporated herein by reference from Exhibit 10.31 from the Registrant's Form 10-Q for the quarter ended March 31, 1995. Schedules to this agreement have not been filed, but will be furnished to the Securities and Exchange Commission upon request.


          2.2           Agreement dated July 26, 1995 between Western Micro
                        Technology, Inc. and Reptron Electronics, Inc.





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